Exhibit 5.1

August 9, 2024

Targa Resources Corp.

811 Louisiana Street, Suite 2100

Houston, Texas 77002

Re:	Registration Statement No. 333-263730

Ladies and Gentlemen:

We have acted as counsel to Targa Resources Corp., a Delaware corporation (the “Company”), and the subsidiary guarantors set forth on Schedule I hereto (the “Covered Subsidiary Guarantors” and, together with Targa SouthOK NGL Pipeline LLC, an Oklahoma limited liability company, the “Subsidiary Guarantors”) with respect to certain legal matters in connection with the issuance by the Company of $1,000,000,000 aggregate principal amount of its 5.500% Senior Notes due 2035 (the “Notes”) and the guarantee of the Notes (the “Guarantee” and, together with the Notes, the “Securities”) by the Subsidiary Guarantors, under the Indenture dated as of April 6, 2022 (the “Base Indenture”), by and among the Company, the Subsidiary Guarantors and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by the Ninth Supplemental Indenture, dated as of August 9, 2024, setting forth the terms of the Notes (the “Ninth Supplemental Indenture” and, together with the Base Indenture as so supplemented, the “Indenture”), and pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), which became automatically effective upon filing with the U.S. Securities and Exchange Commission (the “Commission”) on March 21, 2022 (Registration No. 333-263730) (as may be amended and supplemented from time to time, the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and the Subsidiary Guarantors, as applicable, and others as to factual matters without having independently verified such factual matters. We are opining herein as to (i) the internal laws of the States of New York and Texas, and (ii) the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act (including, in each case, the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such laws), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Dubai Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	845 Texas Avenue, Suite 4700 Houston, TX 77002 Tel +1.713.758.2222 Fax +1.713.758.2346 velaw.com

August 9, 2024 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Securities have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor pursuant to the underwriting agreement, dated August 6, 2024, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein, the Securities will have been duly authorized by all necessary corporate action of the Company and all necessary corporate, limited partnership or limited liability company action, as applicable, of the Covered Subsidiary Guarantors, and will be legally valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with their terms.

Our opinion is subject to:

(a) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors;

(b) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith, fair dealing and the discretion of the court before which a proceeding is brought;

(c) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(d) we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, service of process, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of rights or defenses contained in Section 4.05 of the Base Indenture and waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety and provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) provisions for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; (xiii) provisions permitting, upon acceleration of any indebtedness (including the Notes), collection of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; and (xiv) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture and the Securities (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, other than the Company and the Covered Subsidiary Guarantors, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Company and the Subsidiary Guarantors,

August 9, 2024 Page 3

enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated August 9, 2024, and to the reference to our firm contained in the Registration Statement and related prospectus under the heading “Legal.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.

Schedule I

•	Arkoma Newco LLC

•	Delaware-Permian Pipeline LLC

•	FCPP Pipeline, LLC

•	Flag City Processing Partners, LLC

•	Grand Prix Development LLC

•	Grand Prix Pipeline LLC

•	Lasso Acquiror LLC

•	Midland-Permian Pipeline LLC

•	Setting Sun Pipeline Corporation

•	Slider WestOk Gathering, LLC

•	T2 Eagle Ford Gathering Company LLC

•	T2 Gas Utility LLC

•	T2 LaSalle Gas Utility LLC

•	T2 LaSalle Gathering Company LLC

•	TPL Arkoma Midstream LLC

•	TPL Gas Treating LLC

•	TPL SouthTex Gas Utility Company LP

•	TPL SouthTex Midstream Holding Company LP

•	TPL SouthTex Midstream LLC

•	TPL SouthTex Pipeline Company LLC

•	TPL SouthTex Processing Company LP

•	TPL SouthTex Transmission Company LP

•	Targa Capital LLC

•	Targa Cayenne LLC

•	Targa Chaney Dell LLC

•	Targa Cogen LLC

•	Targa Condensate Marketing LLC

•	Targa Delaware LLC

•	Targa Delaware QOF LLC

•	Targa Delaware QOZB LLC

•	Targa Downstream LLC

•	Targa Energy GP LLC

•	Targa Energy LP

•	Targa Frio LaSalle GP LLC

•	Targa Frio LaSalle Pipeline LP

•	Targa GP Inc.

•	Targa Gas Marketing LLC

•	Targa Gas Pipeline LLC

•	Targa Gas Processing LLC

•	Targa Gulf Coast NGL Pipeline LLC

•	Targa Intrastate Pipeline LLC

•	Targa LA Holdings LLC

•	Targa LA Operating LLC

•	Targa LP Inc.

•	Targa Liquids Marketing and Trade LLC

•	Targa Louisiana Intrastate LLC

•	Targa MLP Capital LLC

•	Targa Midkiff LLC

•	Targa Midland Crude LLC

•	Targa Midland LLC

•	Targa Midstream Services LLC

•	Targa NGL Pipeline Company LLC

•	Targa Northern Delaware LLC

•	Targa Permian Condensate Pipeline LLC

•	Targa Pipeline Mid-Continent Holdings LLC

•	Targa Pipeline Mid-Continent LLC

•	Targa Pipeline Mid-Continent WestOk LLC

•	Targa Pipeline Mid-Continent WestTex LLC

•	Targa Pipeline Operating Partnership LP

•	Targa Pipeline Partners GP LLC

•	Targa Pipeline Partners LP

•	Targa Resources Finance Corporation

•	Targa Resources GP LLC

•	Targa Resources LLC

•	Targa Resources Operating GP LLC

•	Targa Resources Operating LLC

•	Targa Resources Partners LP

•	Targa Rich Gas Services GP LLC

•	Targa Rich Gas Services LP

•	Targa Rich Gas Utility GP LLC

•	Targa Rich Gas Utility LP

•	Targa SouthTex CCNG Gathering Ltd.

•	Targa SouthTex Energy GP LLC

•	Targa SouthTex Energy LP LLC

•	Targa SouthTex Energy Operating LLC

•	Targa SouthTex Gathering Ltd.

•	Targa SouthTex Midstream Company LP

•	Targa SouthTex Midstream Marketing Company Ltd.

•	Targa SouthTex Midstream T/U GP LLC

•	Targa SouthTex Midstream Utility LP

•	Targa SouthTex Mustang Transmission Ltd.

•	Targa SouthTex NGL Pipeline Ltd.

•	Targa SouthTex Processing LLC

•	Targa Southern Delaware LLC

•	Targa Train 6 LLC

•	Targa Train 8 LLC

•	Targa Train 9 LLC

•	Targa Train 10 LLC

•	Targa Train 11 LLC

•	Targa Transport LLC

•	Velma Gas Processing Company, LLC

•	Velma Intrastate Gas Transmission Company, LLC

•	Versado Gas Processors, L.L.C.